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                             EXHIBIT 28


                FORM OF NOTICE AND PROXY CARD FOR
                  BANCORP SHAREHOLDERS' MEETING.








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                         AMERICAN BANCORP OF NEVADA

                       NOTICE OF SHAREHOLDERS' MEETING
                         TO BE HELD ON JUNE  , 1997

     NOTICE IS HEREBY GIVEN that a Shareholders' Meeting of Shareholders of American Bancorp of Nevada ("BANCORP") will be held at ABC's offices at
4425 Spring Mountain Rd, Las Vegas, Nevada on June   , 1997, at 10:00 AM,
local time (the "Shareholders' Meeting"), for the following purposes, all of which are more fully described in the accompanying Prospectus / Proxy Statement:

     1. To elect ten (10) Directors to serve as the Bancorp Board of Directors for the coming year (provided that those Directors so elected will resign if the Merger Agreement (see below) is approved and consummated); and

     2. To consider and vote upon a proposal to approve and adopt the Agreement of Merger, dated as of March 17, 1997 (the "Merger Agreement"), by and between First Security Corporation ("FSC"), BANCORP, American Bank of Commerce ("ABC") and First Security Bank of Nevada ("FSB") and the transactions contemplated thereby; and

     3. To transact such other business as may properly come before the Shareholders' Meeting or any adjournments or postponements thereof.

     The Merger Agreement is set forth in Appendix A of the accompanying Prospectus / Proxy Statement.

     BANCORP's Board of Directors has fixed the close of business on April 30, 1997 as the Record Date for the determination of shareholders entitled to notice of and to vote at the Shareholders' Meeting and any adjournments or postponements thereof. Only shareholders of record at the close of business on such date are entitled to notice of and to vote at the Shareholders' Meeting. A list of BANCORP shareholders entitled to vote at the Shareholders' Meeting will be available for examination, during ordinary business hours, at BANCORP's headquarters office at 4425 Spring Mountain Road, Las Vegas, Nevada for 10 days prior to the Shareholders' Meeting.

     BANCORP Common Stock is the only security of BANCORP whose holders are entitled to vote upon the proposals to be presented at the Shareholders' Meeting.

     Each Shareholder, even though he or she now plans to attend the Shareholders' Meeting, is requested to sign, date and return the enclosed Proxy without delay in the enclosed postage-paid envelope. You may revoke your Proxy at any time prior to its exercise. Any shareholder present at the Shareholders' Meeting or at any adjournments or postponements thereof may revoke his or her Proxy and vote personally on each matter brought before the Shareholders' Meeting.

                                             By Order of the Board of Directors,

                                             /s/ Edward D. Smith
                                             Secretary
May   , 1997

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE

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                              May   , 1997

Dear Shareholder:

     You are cordially invited to attend a meeting ("Shareholders' Meeting") of the Shareholders of American Bancorp of Nevada ("Bancorp") to be held at
ABC's offices at 4425 Spring Mountain Road, Las Vegas, Nevada on         ,
June   , 1997, at 10:00 AM, local time.  At the Shareholders' Meeting, you will be asked to (a) vote to elect the Bancorp Board of Directors for the coming year (provided that if the Merger Agreement (see below) is approved and consummated, Bancorp's Directors will resign) and (b) consider and vote on a Plan and Agreement of Merger dated as of March 17, 1997 ("Merger Agreement"), pursuant to which BANCORP will be acquired by First Security Corporation ("FSC") by means of a merger ("Merger") of BANCORP with and into FSC. In connection with the Merger, BANCORP's wholly-owned subsidiary, American Bank of Commerce, will be merged with and into First Security Bank of Nevada.

     The Merger Agreement provides for the conversion and exchange of all outstanding shares of BANCORP common stock into shares of FSC common stock, at an exchange rate to be determined finally within a few days of the Closing, but which will be no less than 0.90 shares and no more than 0.99 shares of FSC Common Stock for each BANCORP share. All outstanding BANCORP common stock will
be exchanged in the Merger for FSC common Stock.  On May   , 1997, the average
of the closing bid and asked prices of FSC common stock, as reported on the
NASDAQ / NMS, was $     . (Please note that as of May 15, 1997, FSC's common
stock was split 3-for-2.)


     In addition to describing the terms and conditions of the Merger
Agreement, the enclosed Prospectus / Proxy Statement sets forth information, including financial data, about BANCORP and FSC. The complete text of the Merger Agreement appears as Appendix A to the Prospectus / Proxy Statement. BANCORP's financial advisor has also given an opinion that the Merger is fair to the shareholders of BANCORP from a financial point of view, and this opinion is attached as Appendix C. Please carefully review all of these materials and consider the information contained in them. APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF BANCORP COMMON STOCK. DIRECTORS AND OTHER SHAREHOLDERS OWNING AN AGGREGATE OF APPROXIMATELY 37% OF THE OUTSTANDING STOCK OF BANCORP HAVE AGREED TO VOTE THEIR SHARES IN FAVOR OF THE MERGER.


     YOUR BOARD OF DIRECTORS BELIEVES THE MERGER IS IN THE BEST INTERESTS OF BANCORP'S SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

     Regardless of the size of your holdings, it is important that your shares be voted at the Shareholders' Meeting. Whether or not you plan to attend the Shareholders' Meeting, please complete, sign, date, and mail, as soon as possible, the enclosed proxy in the postage-paid envelope provided. We appreciate the continued support of our shareholders and look forward to seeing you at the Shareholders' Meeting.

                              Sincerely,


                              /s/ James V. Bradham
                              -------------------------
                              Chief Executive Officer


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                           AMERICAN BANCORP OF NEVADA

                                   P R O X Y
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Robert E. Olson and Bruce E. Hendricks, and each of them, with full power of substitution, to vote as designated below, all shares of American Bancorp of Nevada ("Bancorp") common stock owned of record by the undersigned at the Shareholders' Meeting of
Shareholders of American Bancorp of Nevada to be held on June   , 1997 at
10:00 A.M. (Nevada Time) at ABC's offices at 4425 Spring Mountain Rd.,
Las Vegas, Nevada or at any adjournment thereof, on the proposals to elect Directors and to approve the Merger Agreement, and on all other matters that may properly come before the Shareholders' Meeting. However, BANCORP will not use such discretionary authority in connection with voting on adjournment of the Shareholders' Meeting to solicit additional proxies. (Each Shareholder of Record should have received a Prospectus/Proxy Statement with this Proxy Designation and Instruction describing the proposed Merger.)

     IN THE ABSENCE OF DIRECTIONS TO THE CONTRARY, THE DESIGNATED PROXIES WILL VOTE FOR THE DIRECTOR NOMINEES AND FOR THE PROPOSED MERGER.

1. ELECTION OF DIRECTORS

/ /   FOR all Nominees listed below,

/ /   WITHHOLD AUTHORITY from all nominees listed below (except as marked to the contrary below)

IMPORTANT INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.


James V. Bradham              Elias F. Ghanem               Bruce E. Hendricks
Vern J. Christensen           Nasser F. Ghanem              Joel A. Laub
Betty Lou Lehman              Edward D. Smith
Darrell A. Luery              Claudine B. Williams

2. APPROVAL OF MERGER AGREEMENT

     ON THE PROPOSAL TO APPROVE THE AGREEMENT OF MERGER DATED AS OF MARCH 17, 1997 PURSUANT TO WHICH BANCORP WILL MERGE WITH AND INTO FSC.

      FOR / /               AGAINST / /                    ABSTAIN / /

(THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR THE MERGER AGREEMENT)

DATE OF THIS PROXY
                                 , 1997
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(When signing as a Trustee, Executor, Corporate Officer, or General Partner,
please give FULL TITLE on the "joint tenant" line.)

THIS PROXY MAY BE REVOKED BY A MORE RECENTLY DATED PROXY OR BY WRITTEN NOTICE TO THE SECRETARY OF BANCORP PRIOR TO THE SHAREHOLDERS' MEETING, OR BY APPEARING AT THE SHAREHOLDERS' MEETING AND VOTING IN PERSON.

                      Signature
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                      No. of shares
                                   ----------------------------------
                      Signature of
                      Joint Tenant
                      (if any)
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